                                                                    Exhibit 99.1


                                WRITTEN STATEMENT
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350



                  The undersigned, John A. Blanchard III, the Chief Executive Officer, of eFunds Corporation (the "Company"), pursuant to 18 U.S.C.
Section 1350, hereby certifies that, to the best of his knowledge:

                           (i) the Form 10-Q for the quarter ended June 30, 2002 of the Company (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

                           (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 14, 2002



                                           /s/ John A. Blanchard III
                                           -----------------------------------
                                           John A. Blanchard III